Exhibit 10.3

OWENS & MINOR, INC.

NON-EMPLOYEE DIRECTORS’ COMPENSATION

Effective April 28, 2006

	Current		Revised Effective 4/28/06
Annual Retainer (Cash)	$15,000		$25,000
Annual Retainer (Stock)	$15,000		$25,000
Lead Director	$10,000		$30,000
Audit Committee Chair	$5,000		$7,000
Other Committee Chair	$4,000		$5,000
Board Meeting	$1,500		$1,500
Audit Committee Meeting	$1,500		$1,500
Other Committee Meetings	$1,200		$1,200
Telephone attendance at any meeting	$800		$800
Audit Committee Telephone Conference Meeting (when called as such)	$1,200		$1,200
Other Committee Telephone Conference Meeting (when called as such)	$800		$800
Board Retreat	$1,800		$2,000
Non-Qualified Stock Options 10-year, immediately exercisable	5,000	shares	5,000	shares

Directors must attend Board Meetings and Committee meetings to receive compensation.

$25,000 annual retainer paid in shares of Company common stock is based on the closing stock price on the day of the annual meeting. These shares are restricted and subject to forfeiture for a period of one year from the date of grant.

Expenses for travel to and from meetings are reimbursable according to company travel policy.

NOTE: Directors may defer all or part of their board fees. Directors may also take compensation, either directly or deferred, in whole or in part, in company stock.